SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) December 28, 2007

ARTFEST INTERNATIONAL, INC.
(Exact name or registrant as specified in its charter)

Delaware	000-49676	03-0390855
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

The Madison Building
15851 Dallas Parkway, Suite 600
Addison, Texas 75001
(Address of Principal Executive Offices, Including Zip Code)

(877) 278-6672
(Registrant's Telephone Number, Including Area Code)

27758 Santa Margarita Parkway, Suite 281
Mission Viejo, California  92691
(Former Address, Provided on Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of Acquisition Agreement

A closing took place as of December 28, 2007 with respect to Artfest International, Inc.’s (“ARTI”) purchase of The Art Channel, Inc., a Texas corporation (“ACHI”), pursuant to an Acquisition Agreement dated as of December 26, 2007 (the “Agreement”).  Pursuant to the terms of the Agreement, ARTI will issue a total of twenty-eight million (28,000,000) shares to the stockholders of ACHI, of which eight million (8,000,000) shares were issued as of the closing and an additional twenty million (20,000,000) shares of common stock shall be issued as soon as is practicable after the closing and ARTI files with the Delaware Secretary of State a Certificate of Amendment to its Certificate of Incorporation increasing its authorized shares to one hundred million (100,000,000) shares of common stock and two million (2,000,000) shares of preferred stock.  These shares upon issuance will represent approximately forty-seven (47%) percent of ARTI’s issued and outstanding shares of voting capital stock on a fully diluted basis, as illustrated in the table below.  ACHI is now a wholly owned subsidiary of ARTI.

Ownership of ARTI
Fully Diluted (Outstanding Warrants, Options and Rights)
Common	% Ownership	Number of Shares

ARTI Shareholders	50.08%	28,190,628 Shares Currently Issued, plus 1,500,000 Shares to be Issued to Larry Ditto Upon an Increase of ARTI’s Authorized Shares
ACHI Shareholders	47.23%	8,000,000 Shares Currently Issued, plus 20,000,000 Shares to be Issued Upon an Increase of ARTI’s Authorized Shares
ARTI Outstanding Warrants, Options	2.69%	1,600,000
Totals:	100%	59,290,628

DESCRIPTION OF THE ART CHANNEL, INC.

Forward Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Actual results and events could differ materially from those projected, anticipated, or implicit, in the forward-looking statements as a result of the risk factors set forth below and elsewhere in this report.  With the exception of historical matters, the matters discussed herein are forward looking statements that involve risks and uncertainties.  Forward-looking statements include, but are not limited to, the date of introduction or completion of our products, projections concerning operations and available cash flow.  Our actual results could differ materially from the results discussed in such forward-looking statements.

History and Development of The Art Channel, Inc. (Organization within the last year.)

The Art Channel, Inc. was incorporated on February 26, 2007 under the laws of the State of Texas.  Artfest International, Inc. ("We", "Us", "Our" or the "Company") was incorporated on February 21, 2002 under the laws of the State of Delaware.  As of December 28, 2007, ACHI became a wholly owned subsidiary of ARTI, and ARTI’s primary asset.

Our Business

The Company is a business which, subsequent to the closing of the acquisition of ACHI, shall market, sell and print high quality fine art paintings and autographed limited-edition celebrity photographs that are reproduced on canvas using the Giclée printing method.  We also intend to operate and manage a full-scale television network which will broadcast to households via satellite and cable, full power and low power distribution, art and other creative related programming.  In addition to the programming placed on our television network, we intend to utilize this medium as an additional premier marketing tool to market and sell our products.

Based upon the acquisition of ACHI, we will utilize three (3) general sales strategies.

(1)
Direct Marketing and Sales: This model is centered on an Associated Rewards Referral / Party Plan System modeled after companies like Avon, Tupperware, pampered Chef and Home Interiors. Our Virtual Commissions Reward Card System is patent-pending protected due to what management believes is the new and exciting applications it brings to this direct-sales business model.

(2)
Internet Driven: This strategy offers a state-of-the-art website that is completely automated, turn-key online business building system that management believes will create traffic to our Associate Members’ websites.  This system uses our proprietary technology process.

(3)
Our signed and numbered fine art and autographed celebrity collectibles will be marketed through independent contractors who will become Associate Members of the Company by enrolling and agreeing to the terms and conditions for a free information and ecommerce personalized Company website.

Subsequent to the acquisition of ACHI, the Company will have over 350 members in our Direct Marketing and Sales membership program and anticipates growing this membership to 3,750 members in year one, 27,750 members in year two, and 51,750 members in year 3.

Key Personnel – Executive Officers and Directors
With the acquisition of ACHI, we have a total of four (4) employees.  We are dependent upon the efforts and abilities of our senior management.  The interruption of the services of senior management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained.  The employments agreements which ACHI’s key executives entered into with ACHI have been honored and adopted by the Company.  All of our officers and directors will hold office until their resignation or removal.

The following persons shall be the current Executive Officers and Directors of the Company subsequent to the acquisition of ACHI:

Name	Title and Position

Edward Vakser	President, Chief Executive Officer
and Director

Anzhelika (Angie) Tassan	Secretary, Chief Marketing Officer
and Director

Larry D. Ditto	Director

Edward Vakser, who was the President and Chief Executive Officer of ACHI since 2004 now holds the same position with us.  For the past 24 years, Mr. Vakser has been involved in a multitude of enterprises including owning the second largest staging company in North Texas and producing some of the largest corporate and entertainment industries events.  He has been awarded several growth and performance industry awards.  For over 10 years, Mr. Vakser has been working on several intellectual property concepts including ACHI, 3D Concert, Wrestling, Ultimate Fighting and Extreme Sports, along with a multitude of art, recording, and performing artists.  Mr. Vakser has also been the President and Chief Executive Officer of Revolve Communications since 2000, and the President and Chief Executive Officer of Intelecon Services, Inc. since 1990.

Anzhelika Tassan is our Secretary and Chief Marketing Officer.  Ms. Tassan, one of the co-founders of ACHI, has been involved in the production and multimedia industry for over 12 years.  She has been involved and coordinated multimedia designs and developments for large scale projects and currently specializes in developing a variety of digital marketing media campaigns including interactive programs, corporate branding tools and web-based training modules.  As an innovator of new CD-ROM/DVD development, she helped pioneer a new interactive technology for a Stereoscopic 3D Interactive CD training program.  Ms. Tassan has developed award-winning multimedia marketing and training programs for such clients as Huffines Communities, DeWitt Marketing, Dallas Woodcraft, Siepela Industries, Wilbow Corporation, Inc., Nokia, Dr. Pepper/7-Up, Valerian Properties, Ericsson, Marlin Atlantis, Haggard Properties, Macfarlan, Leman Development, Feature Presentations, Trinity Industries, Alcatel, IDB Systems, Williams Entertainment, EDS, Rainforest Creations, and Nortel Networks.  Ms. Tassan has also been the President and Chief Executive Officer of TNT Media Productions, LTD. since 2003, was the Vice President of Revolve Communications from 2000-2003, and was the Director for Multimedia and Marketing for Intelecon Services, Inc. from 1996-2003.

Larry D. Ditto has been involved with ARTI since early 2005 as its then CEO and was later appointed President and Chairman of the Board of Directors.  In 1979, Mr. Ditto became President, CEO, and 50% owner of a business that provided group purchasing programs for nursing homes.  He specialized in negotiating agreements with suppliers for purchases of hundred of millions of dollars.  The company was sold in 1996 to its largest competitor and he accepted a work/consulting agreement with the new owners.  His contract ended in 2006.  In 1967 Mr. Ditto completed an MA in elementary administration and entered the doctoral program at Michigan State University as a teaching fellow.

Business Space

With the acquisition of ACHI, we rent business space located at 1500 W. Plano Parkway, Plano, Texas.  This space has been used in the past as a television studio and art gallery.  Currently, we are not under a lease with the owner of the property.

PRODUCTS AND SERVICES

We rely upon multiple outsourced printers and manufacturers for our products.  The Giclée reproduction technique, which we employ in many of our products, was invented by our manufacturer and strategic partner John Doe of Harvest Productions.  John perfected the reproduction technique and gave it its name.  This Giclée technique was designed to reproduce, and protect rare and valuable pieces of art.  The average person cannot tell the difference between a Giclée reproduction and the original.

The Giclée method will be used to reproduce signed and numbered limited editions of fine art, and autographed limited-edition celebrity art from existing photographs.  This process along with the marketing system will be patent-pending protected.

We are currently marketing a business opportunity to individuals.  The business opportunity is the chance to operate their own Associate Member business anywhere the company has promoted our products.

Business Profitability Prospects

We believe the Company has potential for profitability both short and long term.  The fine art and autographed limited-edition celebrity collectable concept will offer a one-of-a-kind valued product for art collectors, art dealers, and fans of sports, movies, music and other celebrity-driven industries.

Management believes that the idea of limited-edition signed and numbered fine art and celebrity collectibles creates opportunities to quickly expand into international markets as well.  The international availability of the Internet along with our Virtual Commission Account management believes will allow for the possibility of global expansion.  We believe that this platform, when completed, will support multiple languages, international payment process and a global debit card system for commissions.

MARKETING AND COMPETITION

We will use a direct-sales strategy to market our product to Associate Members and preferred customers.  Product Sales will be made through a direct-sales marketing channel.

Direct-Sales Marketing

With a direct sales marketing strategy, customers are identified and sold product by independent contractors or Associate Members who receive a commission for each sale.  These Associate Members are also paid on the sales of other Associate Members they enroll into the Company.

Using a direct sales model allows us to penetrate the market without having to spend large amounts of capital before sales are produced.  The highest cost for customer acquisition is the commissions paid on the sales by Associate Members.  These commissions however, are paid only after the sale and shipment of the product.  The commissions are paid to the selling Associate Members and those who are eligible for commissions “up line” from them.  All commissions, overrides, and bonuses are always paid after the sale and shipment of the product.

Typically commissions are paid from one week to one month after the sale.  Our Virtual Commission Account will credit commissions daily and allow an Associate Member to withdraw available deposits within 7-10 days.  We will carry a 30 day money-back guarantee on all sales except product that has been opened.

Direct-Sales Logistics Software and Distribution

Choosing a direct sales strategy for marketing and selling our product raises certain issues.  The most common considerations are commission and Associate management and product distribution and fulfillment.

As to the first, the best way to manage Associate Members and to make sure they are paid as agreed is by the use of scalable software.  There are many companies that specialize in Associate Member management software.  Pricing ranges from $25,000 to as high as $250,000.  The more elaborate an Associate Member compensation plan (the plan that tracks the commission structure on sales) the more elaborate and involved the software needed to manage it.

The development cost of our software will be at the upper level of the cost spectrum because of the software’s sophisticated nature.

Sales and shipment of the product is done by Harvest Productions and virtually eliminates the need having certain levels on inventory on hand.  This inventory process allows us to produce only the art that is sold.  The inventory is warehoused in the corporate offices of Harvest Productions, in Anaheim Hills, CA.

Preparation and shipment of the product, framing and gallery stretching is kept in-house with Harvest Productions, in order to eliminate cost and eliminate communication issues, and therefore enables us the ability to package and ship individual orders across the country.  This process can be fully automated and integrated with the sales tracking software.

Internet Marketing – Software and Website

Hand in hand with the direct sales marketing strategy is the use of web-based marketing.  Because we will be worldwide, the use of the Internet for marketing, customer acquisition, sales, collection of funds and data tracking is critical.

The Internet has become the most important overall sales tool both for the company and the Associate Members.

The importance of a compelling and functional website cannot be overstated.  Prospective Associate Members and customers may judge a company that they have not visited by the design and functionality of the company website.  Thus, the website is often the most important marketing tool for an Associate Member.

Product Packaging

Our product will be packaged in a black high-quality art shipping tube with a heavy duty vinyl seal for tamper-proof protection.  Our gallery stretched and packaged products have been shipping worldwide by Harvest Productions.  Federal Express will be the shipper of choice.

Brand Image

Brand image is very important to the overall and long-term success of the Company.  With the acquisition of ACHI, we will have contractual rights to over 40 artists, including, but not limited to, Sam S Park, Tom Dubois, Ginger Cook, Cristobal Ortega, Nenad Mirkovich, Eduardo De La Cruz, Boehm Collectables, Malcom Farley, Victor Shvaiko, Thomas Stiltz, Vladimir Volegov, Rob Hefferan, Bob Monroe, Justin Sparks, Randy Jacobs, and many more Living Artists as well as the old masters Of Europe, Russia and the Americas.  Celebrity and artist involvement is an important part of brand imaging and positioning.  Many of the artists will support the live events, trade shows and personal appearances, for the promoting awareness of the Company.

Competition

Our primary competitors will be art galleries, sellers of collectibles and works of art and reproductions thereof, as well as all home-based businesses and network marketing opportunities as we vie for the attention and resources of a finite number of prospective distributors.  While the number of these prospective distributors is finite, it is also very large and growing annually.

There are certain companies which direct compete with us in the market for our product.  Management predicts that demand for collectibles will exceed $120 billion this year.  We have exclusive rights with our artists for sale of their product.  We will take full advantage of our exclusive position in the market.

Risk Factors

RISK FACTORS RELATED TO OUR BUSINESS

The Company engaged in very limited business prior to acquiring ACHI.  Thus, our business, upon completion of the subject transaction, will consist almost entirely of ACHI’s business.  Our business and operations involve numerous risks, some of which are beyond our control that may affect future results and the market price of our common shares.  In any such event, the market price of our common shares could decline, and investors may lose all or part of their investment.  The following discussion highlights all material risks known to us.

We have a limited operating history, which may make it difficult to evaluate our business, and our limited resources may affect our ability to manage the growth we expect to achieve.

Our anticipated expansion of our operations will place a significant strain on our management, systems and resources.  In addition to training and managing our workforce, we will need to continue to develop and improve our product lines and enter into contracts with more artists who will sell their products through the Company.  There can be no assurance that we will be able to efficiently or effectively manage the growth of our operations, and any failure to do so may limit our future growth.

We need additional financing to develop our products and to meet our capital requirements.

We will need additional financing to meet our capital requirements.  We currently have no arrangements to obtain additional financing and we will be dependent upon sources such as:

•	funds from private sources such as, loans and additional private placements,

•	funds from public offerings, and

•	future earnings, if any.

In view of our limited operating history, our ability to obtain additional funds is limited.  Additional financing may only be available, if at all, upon terms which may not be commercially advantageous.  If adequate funds are not available from operations or additional sources of financing, our business will be materially adversely affected.

We may experience significant fluctuations in our operating results

Our revenues and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including, but not limited to, the level of sales and variations in personnel expenses.  Our revenues and operating results may also fluctuate based upon the number and extent of potential financing activities in the future.  Thus, there can be no guarantee that we will be able to sustain profitability on a quarterly or annual basis.

We currently rely upon a few suppliers for our products which exposes us to a potential financial risk.

We rely upon a small number of outsourced printers and manufacturers for our products.  Should we subsequently lose any of these printers or manufacturers, we will be forced to seek other suppliers for production of our products.  Should we fail to locate suppliers of products that are willing to produce them at the same or similar price, we may be forced to have products manufactured at a higher price.  Should this occur, our profit margin may be lower than expected.  Should the price of products rise too high, we may be unable to continue operations.

We have no written agreement or contract for future production which places us at financial risk.

Subsequent to the acquisition of ACHI, our sales transactions with customers are based upon purchase orders periodically received by us or by our Associate Members.  Except for these purchase orders, we have no written agreements with customers for future orders of production or for future sales.  Should we fail to maintain an adequate level of orders from customers, or fail to obtain new customers, our revenues will substantially decrease and we may not be able to continue operations.

We compete against a number of companies which are in a better position to offer competitive products at a lower price.

We compete against numerous companies selling competitive products, many of which have financial and technical resources, name recognition, market access, and commercial connections and capabilities that far exceed ours.  Due to intense competition, we may have to reduce our prices, thereby adversely affecting our operating margins in our operations.  This will lead to lower sales, lower gross margins, and lower net profits.

We may be subject to additional risks associated with doing business in foreign countries.

In the future, we may distribute products in foreign countries, and would then face significant additional business risks associated with doing business in those countries.  In addition to the language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers which may make it difficult to evaluate business decisions or transactions, ongoing business risks result from the international political situation, uncertain legal systems and applications of law, prejudice against foreigners, corrupt practices, uncertain economic policies and potential political and economic instability which may be exacerbated in various foreign countries.  There can be no assurance that we would be able to enforce business contracts or protect our intellectual property rights in foreign countries.

In doing business in foreign countries we may also be subject to such risks, including, but not limited to, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, expropriation, corporate and personal liability for violations of local laws, possible difficulties in collecting accounts receivable, increased costs of doing business in countries with limited infrastructure, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences.  We also may face competition from local companies which have longer operating histories, greater name recognition, and broader customer relationships and industry alliances in their local markets, and it may be difficult to operate profitably in some markets as a result of such competition.  Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

Our directors and officers will have substantial influence over our operations and control substantially all business matters.

Our officers are also directors, and are the only persons responsible for conducting our day-to-day operations.  We will not benefit from the multiple judgments that a greater number of directors or officers may provide, and we rely completely upon the judgment of such people in making business decisions, with the assistance of our one outside director on matters which require the judgment of the Board of Directors.

Our success depends upon key members of our management, the loss of any one or more of whom could disrupt our business operations.

We depend to a large extent on the services of our executive officers, Edward Vakser and Anzhelika Tassan.  The loss of services of either Mr. Vakser or Ms. Tassan could disrupt our operations.

RISK FACTORS RELATED TO OUR SHARES OF COMMON STOCK

We may be subject to the Securities and Exchange Commission's "penny stock" rules if our Common Stock sells below $5.00 per share.

If the trading price of our Common Stock remains below $5.00 per share, trading in our securities may be subject to the requirements of the Securities and Exchange Commission's rules with respect to securities trading below $5.00, which are referred to as "penny stocks".  These rules require the delivery prior to any transaction of a disclosure schedule explaining the penny stock market and all associated risks and impose various sales practice requirements on broker-dealers who sell "penny stocks" to persons other than established customers and accredited investors, which are generally defined as institutions or an investor individually or with their spouse, who has a net worth exceeding $1,000,000 or annual income, individually exceeding $200,000 or, with their spouse, exceeding $300,000.  For these types of transactions the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale.  In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our Common Stock, which could severely limit its market price and liquidity.

There can be no assurance that we will pay any dividends on our Common Stock.

There can be no assurance that we will have sufficient earnings to pay any dividends with respect to the Common Stock.  Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to the Common Stock.  The future declaration of any cash or stock dividends will be in the sole and absolute discretion of the Board of Directors, and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors.  It is also possible that the terms of any future debt financing may restrict the payment of dividends.  We presently intend to retain earnings, if any, for the development and expansion of our business.

In the future, our Directors will have the right to authorize the issuance of Preferred Stock.

We plan to amend the Company’s Certificate of Incorporation increasing the authorized shares to one hundred million (100,000,000) shares of common stock and two million (2,000,000) shares of preferred stock.  Subsequent to the amendment to the Company’s Certificate of Incorporation, our directors, without further action by our shareholders, will have the authority to issue shares of Preferred Stock from time to time in one or more series, and to fix the number of shares, the relative rights, conversion rights, voting rights, terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.  Any issuance of Preferred Stock could adversely affect the rights of holders of Common Stock and the value of such Common Stock.

Our directors and officers will have substantial influence over our operations and control substantially all of our business matters.

Our management currently consists of three directors, two of whom are also officers, and who are the only persons responsible for conducting our day-to-day operations.  We do not benefit from the multiple judgments which a greater number of directors or officers may provide, and we rely completely upon the judgment of such three people in making business decisions.

Item 5.01. Changes in Control of Registrant

See Item 2.01

Item 5.02 Departure of Officers and Directors

With the acquisition of ACHI on December 28, 2007, ARTI’s Board of Directors accepted the resignation of all of its Officers and its directors with the exception of Larry D. Ditto, effective December 28, 2007.  The resignations were made to reflect the acquisition of ACHI and change in ownership of the Company.

Larry D. Ditto shall remain on the Board of Directors of the Company until at least June 28, 2008, and thereafter shall serve only if appointed by the Board of Directors and/or stockholders of the Company.

Eric Hansen and Earl Brickner resigned as Directors of the Company.

Larry D. Ditto, who served as the Company’s President and Chief Executive Officer, has been replaced by Edward Vakser, who has served as the President and Chief Executive Officer of ACHI and its predecessors since 2004.

The Company’s Secretary has been replaced by Anzhelika Tassan, who has served as the Secretary and Chief Marketing Officer of ACHI and its predecessors since 2004.

Item 9.01 Financial Statements

INDEX TO FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2007	F-1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007	F-2
THE ART CHANNEL, INC. AUDITED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007	F-5

The accompanying condensed consolidated pro forma financial statements illustrate the effect of the Company’s acquisition of ACHI on the Company’s financial position and results of operations.  The pro forma condensed consolidated balance sheets as of September 30, 2007 are based on the historical audited balance sheets of ACHI as of September 30, 2007 and the historical unaudited balance sheet of the Company as of September 30, 2007.  The pro forma condensed consolidated balance sheet assumes the acquisition took place on September 30, 2007.

The pro forma condensed consolidated income statements for the nine month period ended September 30, 2007 are based on the historical audited income statement for the nine month period ended September 30, 2007 of ACHI and the historic unaudited income statement for the nine month period ended September 30, 2006 of the Company.  It assumes the acquisition took place on September 30, 2007.

The accompanying pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of the Company and ACHI.

ARTFEST INTERNATIONAL, INC. (A Development Stage Company) UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
	Artfest International, Inc. September 30, 2007	The Art Channel, Inc. September 30, 2007	Pro Forma Adjustments		Adjusted Pro Forma Amts
ASSETS
Current Assets
Cash and cash equivalents	$829	$1,897			$2,726
Prepaid Expenses	291	10,696			10,987

Total Current Assets	1,120	12,593			13,713

Property, Plant and Equipment at cost, net of accumulated depreciation	1,600	76,622			78,222

TOTAL ASSETS	2,720	89,215			91,935
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities Accounts payable	162,483	209,443			371,926
Current Portion of Notes Payable	8,315	213,646			221,962
Loans Payable	739,322	-			739,332

TOTAL LIABILITIES	$910,130	$423,089			$1,333,219

Stockholders' Equity Common Stock - $.001 par value -40,000,000 shares authorized, 28,190,629 issued and 19,680,000 shares outstanding	198	-	19,482	(1)	19,680
Additional paid-in capital	264,490	-	(19,482)	(1)	245,008
Retained earnings (deficit)	(1,172,098)	(333,874)			(1,505,972)

TOTAL STOCKHOLDERS EQUITY	(907,410)	(333,874)			(1,241,284)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	2,720	89,215			91,935
(1) Common Stock par value initially $.00001, reclassification from additional Paid-In Capital for actual par value of $.001.

ARTFEST INTERNATIONAL, INC. (A Development Stage Company) UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS
	Artfest International, Inc. September 30, 2007	The Art Channel, Inc. September 30, 2007	Pro Forma Adjustments	Adjusted Pro Forma Amts

Revenue	$-	$240,197		$240,197

Cost of Revenue	-	131,415		131,415

Gross Profit (Loss)	-	108,782		108,782

Operating Expenses	159,465	437,198		596,663

Net Income (Loss) from Operations	(159,465)	(328,416)		(487,881)

Other Income (Expense), Net	-	(5,460)		(5,460)

Net Income (Loss)	$(159,465)	$(333,875)		$(493,340)

Weighted Average number of common shares outstanding - basic and fully diluted	19,680,000	-		19,680,000

Net (Loss) per share - basic and fully diluted	0.00	0.00		0.00

ARTFEST INTERNATIONAL, INC. (A Development Stage Company) UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
	Artfest International, Inc. September 30, 2007	The Art Channel, Inc. September 30, 2007	Pro Forma Adjustments	Adjusted Pro Forma Amts
Cash Flows from Operating Activities
Net Income (Loss)	$(159,465)	$(333,875)		$(493,340)
Adjustments to reconcile net income (loss) to net cash (used) provided by operating activities:
Depreciation	3,525	17,713		21,238
(Increase) Decrease in other assets	-	-		-
Increase in loan receivable	-	-		-
Increase in accounts payable and accrued expenses	51,510	209,443		260,953
Increase in prepaid expenses	270	(10,696)		(10,426)

Net cash (used) by operating activities	(104,160)	(177,415)		(221,575)

Cash Flows from Investing Activities Purchase of property, plant and equipment	-	(94,335)		(94,335)
Net cash used in investing activities	-	(94,335)		(94,335)

Cash Flows from Financing Activities Issuance of Common Stock	-	-		-
Decrease in Notes Payable	(10,492)	213,647		203,155
Increase in Loans Payable	115,225	-		115,225
Increase in Contributed Capital	-	-		-
Net cash used in financing activities	104,733)	213,647		318,380

Net Increase in cash and cash equivalents	574	1,897		2,471

Cash and cash equivalents, Beginning of Period	255	-		255

Cash and cash equivalents, September 30, 2007	$829	$1,897		$2,726

ARTFEST INTERNATIONAL, INC.
(A Development Stage Company)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED CHANGES IN STOCKHOLDERS EQUITY

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total
ARTFEST INTERNATIONAL INC

Balance at January 1, 2007	$198	$264,490	$(1,012,542)	$(747,854)
Stock Purchased	-	-	-	-
Additional Paid-in Capital	-	-	-	-
Net Income (loss)	-	-	(159,556)	(159,556)
Balance at September 30, 2007	198	264,490	(1,172,098)	(907,410)

THE ART CHANNEL INC.

Balance at January 1, 2007	-	-	-	-
Stock Purchased	-	-	-	-
Additional Paid-in Capital	-	-	-	-
Net Income (loss)	-	-	(333,875)	(333,875)
Balance at September 30, 2007	-	-	(333,875)	(333,875)

PRO FORMA ADJUSTMENTS

Balance at January 1, 2007	19,482	-	-	19,482
Stock Purchased	-	-	-	-
Additional Paid-in Capital	-	(19,482)	-	(19,482)
Net Income	-	-	-	-
Balance at September 30, 2007	19,482	(19,482)	-	-

PRO FORMA AMOUNTS

Balance at January 1, 2007	19, 680	264,490	(1,012,542)	(728,372)
Stock Purchased	-	-	-	-
Additional Paid-in Capital	-	(19,482)	-	(19,482
Net Income (1)	-	-	(493,431)	(493,431)

(1) Net income is represented as $493,340, including a $91 adjustment due to a reconciliation discrepancy in the September 30, 2007 financials for Artfest International.

Eugene M Egeberg
Certified Public Accountant
834 South Milton Avenue
Baltimore, Maryland  21224
(410) 563-0667

INDEPENDENT AUDITORS’ REPORT

To the Owners
The Art Channel, Inc.

We have audited the accompanying balance sheet of The Art Channel, Inc. as of September 30, 2007, and the related statements of operations and changes in owner’s equity and cash flows for the period then ended.   These financial statements are the responsibility of the Management of The Art Channel, Inc.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.    An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Art Channel, Inc. as of September 30, 2007, and the results of its operations and its cash flows for the period then ended in conformity with U.S. generally accepted accounting principles.

/s/ Eugene M Egeberg
Eugene M Egeberg
31 December 2007

THE ART CHANNEL, INC. BALANCE SHEET SEPTEMBER 30, 2007
ASSETS
Current Assets
Cash and cash equivalents	$1,897
Prepaid Commissions	10,696

Total Current Assets	12,593

Property, Plant and Equipment net of accumulated depreciation	76,622

Other Assets
Deferred Tax Assets	-
Total Other Assets	-

Total Assets	89,215

The accompanying notes are an integral part of these financial statements.

THE ART CHANNEL, INC. BALANCE SHEET (CONTINUED) SEPTEMBER 30, 2007
LIABILITIES AND OWNERS EQUITY (DEFICIT)

Current Liabilities Accounts payable	$85,723
Accrued expenses and other payables	-
Reimbursements Payable	70,962
Accrued salaries	47,200
Accrued interest	5,558
Current Portion of Notes Payable	213,647
Income Tax Payable	-
Total Current Liabilities	$423,090

Noncurrent Liabilities Deferred tax liability	-
Total Noncurrent Liabilities	$-

Owners' Equity (deficit)
Additional paid-in capital	-
Retained earnings (deficit)	(333,875)
Total Stockholders' Equity (Deficit)	$(333,875)

Total Assets	$89,215

The accompanying notes are an integral part of these financial statements.

THE ART CHANNEL, INC. STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

Revenue	$240,197

Cost of Revenue	131,197

Gross Profit (Loss)	108,782

Operating Expenses	437,198

Net Income (Loss) from Operations	(328,416)

Other Income (Expense)
Other Income
Interest Expense	98
(5,558)
Income (Loss) Before Income Tax	$(333,875)

Income Tax (Expense) Benefit	-

Net Income (Loss)	(333,875)

The accompanying notes are an integral part of these financial statements.

THE ART CHANNEL, INC. STATEMENT OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
Cash Flows from Operating Activities
Net Income (Loss)	$(333,875)
Adjustments to reconcile net income (loss) to net cash (used) provided by operating activities:
Depreciation	17,713
Changes in operating assets and liabilities
Prepaid Commissions	(10,696)
Change in Accounts Payable	85,723
Accrued expenses and other payable	52,758
Change in Reimbursements payable	70,962

Net cash provided by operating activities	(117,415)

Cash Flows from Investing Activities Purchase of property, plant and equipment	(94,335)
Net cash used in investing activities	(94,335)

Cash Flows from Financing Activities
Change in Notes payable	213,647
Net cash used in financing activities	213,647

Net Increase in cash and cash equivalents	1,897

Cash and cash equivalents, Beginning of Period	-

Cash and cash equivalents, September 30, 2007	$1,897

The accompanying notes are an integral part of these financial statements.

THE ART CHANNEL, INC.
CHANGE IN OWNERS EQUITY
FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2007

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total

Balance at January 1, 2007	-	-	-	-
Stock Purchased	-	-	-	-
Additional Paid-in Capital	-	-	-	-
Net Income	-	-	(333,875)	(333,875)
Balance at September 30, 2007	-	-	(333,875)	(333,875)

THE ART CHANNEL, INC.
Notes to Financial Statements
September 30, 2007

1.	Summary of Significant Accounting Policies

Description of Business
The accompanying financial statements include the accounts of The Art Channel, Inc, the company collectively referred to herein as the “Company”.   The Company is a Texas corporation.   The Art Channel Inc. provides collectors, consultants, and enthusiasts with investment and recreational artwork.   The Company is privately held by one owner, Mr. Eddie Vasker.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of financial statement presentation, the Company considers all highly liquid instruments with a maturity of three months or less to be cash.   There were no cash equivalents as of September 30, 2007.

Fixed Assets – Property, Plant, and Equipment
Property, plant, and equipment are recorded at historical cost.  Minor additions, maintenance, repairs and renewals are expensed in the year incurred.  Major additions are capitalized and depreciated over their estimated useful lives.   Depreciation expense is charged to operations over the estimated useful lives of the assets by the straight-line method.  Estimated useful lives range from 3 to 7 years as follows:

Computer Equipment	3 years
Proprietary Software	3 years
Furniture and Fixtures	7 years

Revenue Recognition
The company recognizes revenue and gains when earned and related costs of sales and expenses when incurred.

Income taxes
Deferred income taxes are the result of the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities.  Generally, deferred income taxes are classified as current or non-current in accordance with the classification of the related asset or liability.  Those not related to an asset or liabilities are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  A valuation allowance is provided against deferred income tax assets in circumstances where management believes recoverability of a portion of the assets is not reasonably assured.

2.	Property, Plant and Equipment

Property, plant and equipment at September30, 2007 consist of the following:

Video and production equipment	$3,240
Proprietary software	50,000
Furniture and fixtures	41,095
Less-accumulated depreciation	(17,713)
$76,622

Depreciation Expense for the nine months ended September 30, 2007 was $17,713.

3.	Income Taxes

The Company currently has a net loss carry forward of $444,046 which will be available to offset future taxable income.

4.	Notes Payable

Notes payable at September 30, 2007 consisted of the following:

On May 22, 2007, the Company signed a loan payable to Brothers Realty & Investment Group, LLC $120,000 due May 22, 2008.  This loan accrues interest at 12% annum.

On July 5, 2007, the Company signed a loan payable to Brothers Realty & Investment Group, LLC for $35,000 due July 5, 2008.   This loan accrues interest at 12% annum.

There is a loan payable to the Vasker family for $8,647.  The loan is interest free and due within one year of the date of these financial statements.

On August 26, 2007, the Company signed a loan payable to Andy Haase in the amount of $30,000 due August 26, 2008.  The loan accrues interest at 10% annum.  The original amount was $35,000, with a $5,000 payment having been made in July 2007.

On April 3, 2007, the Company signed a loan payable to Dale Bagwell for $20,000 due April 3, 2008. The loan accrues interest at 10% annum.   The original amount was $25,000, with a $5,000 payment having been made in July 2007.

Exhibits

Exhibit 10.1	Acquisition Agreement dated December 26, 2007.
Exhibit 99.1	Press Release dated January 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTFEST INTERNATIONAL, INC. (Registrant)

Dated: January 16, 2008	By:	/s/ Edward Vakser
Edward Vakser
Title: President and CEO